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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 11, 1997

Integrated Technology USA, Inc.
(Exact name of Registrant as specified in its charter)

Delaware                          001-12127                    22-3136782
(State or Other           (Commission File number)           (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)

107 West Tryon Avenue                                                  07666
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code (201) 837-8000

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Item 5.  Other Events

         Effective May 11, 1997, the Board of Directors of the Registrant adopted certain amendments to the By-laws of the Registrant, as amended. These amendments set forth, among other things, certain procedures (including, without limitation, advance notification requirements) that must be complied with in order to (i) properly bring any business before the annual or any special meeting of stockholders and (ii) nominate any person for election as a director. These amendments are filed as Exhibit 3.1 hereto.

Item 7.

(c)  Exhibits

         3.1 Amendment to the By-laws of the Registrant, effective May 11, 1997.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 11th day of May, 1997.

INTEGRATED TECHNOLOGY USA, INC.

By:      /s/ Barry L. Eisenberg
         ------------------------------
         Name: Barry L. Eisenberg
         Title: Secretary and Treasurer

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